UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported event)     March 30, 2009
                                                 ---------------------


                        Commission File Number 333-138989

                              SEA 2 SKY CORPORATION
             (Exact name of registrant as specified in its charter)

               Nevada                                      98-0479847
-------------------------------------             ------------------------------
   State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization                       Identification No.)

                      2287 Slater Road, Ferndale, WA 98248
                      ------------------------------------
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: 1 (877) 732-2759

                                    Formerly

                        RPO 75156, White Rock, BC V4B 5L4
                        ---------------------------------
               (Address of principal executive offices) (Zip Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                            SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Sea 2 Sky Corporation (the "Company") has had limited operations over the last three years. Our business plan focused on providing a professional and personalized all-inclusive travel package to tourists visiting western Canada and specifically the Province of Alberta. A personal assistant would be assigned to each client to ensure that every aspect of the trip was considered and addressed and to bridge the language barrier in order to prevent frustration for travelers.

Our continuing focus was to have presence in the Japanese market and eventually expand into the South East Asia markets with the inclusion of Abu Dhabi in the United Arab Emirates. Tourism statistics have shown that individuals from these diverse regions are more inclined to travel to North America and spend more money on vacations, than other international travelers.

We had planned to establish a travel agency affiliate in a major city in Japan and eventually develop in five major cities overseas while continuing marketing efforts through the Internet. The intent was to create strategic partnerships with travel and special-event companies in order to grow the customer base. The desired results were not achieved.

Change in Management

As a result of limited revenues in a very difficult economic environment, two of the founding directors, Ms. Rose and Ms. Hamilton, resigned. Messrs. Dennis Cox and Stan Dusza were appointed to the Board of Directors on July 29, 2008. Both had increased business experience; however, their experience was not in tourism and travel. With continuing limited revenues from travel operations, management had to consider other business growth opportunities.

The Company  decided to increase the Board of Directors  from three (3) to seven
(7) members to expand the experience base. In December 2008, Messrs. Henry James and Doug Robertson, both having extensive experience in the forestry sector, were added to the Company's Board of Directors.

Messrs. James and Robertson have worked in the forestry sector together and have been involved with forestry issues between Canada and the United States and cross-border shipping of forest products for several years. As an American Native, Henry James suggested the Company begin to investigate opportunities in working between indigenous groups in Canada to see if opportunities existed for forest products trading in United States, Canada or abroad.

Due to their legal, accounting and international business experience, on February 23, 2009, David Siebenga, Erik Odeen and Ira Steiner were appointed to the Board of Directors to continue investigations of trading wood supplies between United States, Canada and abroad. David Siebenga, the Company's newly appointed Chief Executive Officer, is an attorney in and from the Province of British Columbia who, over the 20 plus years of his career, has dealt with companies in different international contexts. He has been appointed Chief Executive Officer of the Company due to his legal skills and experience in international finance.

Erik Odeen, the Company's new Chief Financial Officer, is a Certified Public Accountant in the State of California and a Certified Fraud Examiner, with over 20 years experience in manufacturing operations, financial management, and public accounting.

Ira Steiner joined the Board of Directors to provide the Company with contacts in the European marketplace. An Austrian native with long-term wood sales

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experience,  Mr.  Steiner's  role  within the  Company is to source  markets and contacts to sell biomass and alternative fuels in Europe and other countries.

Change of Operational Focus

The Company is exploring an emerging opportunity in the alternative fuel, biomass sector of the forest industry. As a result of the native to native contacts, the Canadian First Nations people have shown great interest in developing a working relationship with the Company by providing long term biomass (wood supply) contracts, provided that those First Nations could obtain jobs in their local community.

Plan of Operations

In order to fully evaluate the emerging opportunity, the Company intends to proceed in two stages. The first stage is to establish itself in the supply chain marketplace by meeting and finalizing various memorandums of understanding with First Nations peoples who wish to deal with the Company. Concurrently, the Company will meet with various pellet plant manufacturers to determine the best fit for the Company's needs for plants as well as continue to pursue markets for the pellets produced. Once this preliminary evaluation is done (which the Company anticipates will take approximately 5 months), the Company anticipates placing a deposit on its first plant with full production from that plant occurring late in 2009. Thereafter, upon production and having the ability to go to the market with its pellet product, the Company anticipates creating further plants as demand increases. The Company intends to raise $1,000,000 to fund its initial requirement using its equity securities.

In anticipation of achieving our funding requirements, the Company, as a manufacturer of wood pellets, is beginning to negotiate with various consumer groups and suppliers of wood pellets to market within Europe and North America in order to secure contracts to deliver pellet-able biomass for their customers. Once the supply and market positions are secured, the Company will seek and secure financing for the construction of pellet mills to be placed on the First Nations (or other) sites within North America, thus producing jobs for the local area and pellets for sale in the marketplace. Based on current research, the Company is aware of and has leads into approximately 20 different locations suitable for pellet production within British Columbia; Alberta, Canada; three states within the United States of America; and New Zealand. Based on current market demand and trends, the Company sees a market opportunity to produce for sale and sell over 1.3 million tons of pellets per year,

Once the initial pellet mill has been constructed, we plan to market these pellets to both North American and international markets. There is no assurance, however, that the Company will be able to raise such funds and allow the Company to carry out its business.

                                OPERATIONS BUDGET

The following table presents the projected Budget for the next twelve months.

The Company anticipates using funds to pay listed categories pro rata. Although the Company has identified specific applications for the funds anticipated to be generated, the net proceeds will be applied to general corporate funds. Management will have complete discretionary control over the actual utilization of said funds, and there can be no assurance as to the manner or time in which said funds will be utilized.

Although the Company reserves the right to reallocate the funds according to changing events, the Company believes the projected cash will be sufficient to fund its initial capital requirements for a period of six months. There can be no assurance the Company will not require additional funds. The availability and terms of any future financing will depend on market and other conditions. The amount of proceeds and uses are based upon the projections by Management, which may also change according to unforeseen future events and market changes.

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           Salaries                                            $900,000
           Equipment                                         $6,000,000
           Marketing                                           $200,000
           General and Administrative                          $120,000
           Working Capital                                     $500,000
           Website Development                                  $80,000

Current Industry Norms

Cordwood, wood pellets, wood chips, waste paper, along with a dozen other agricultural byproducts capable of being burned for heat, are all examples of biomass that is renewable. Given proper forest and agricultural management, biomass is limitless, and has historically proven to be price stable in the market place. The environmental soundness of the fuel is that it essentially turns waste products into energy and is in ample supply in the areas hardest to reach with oil and gas.

Sustainable Forest Initiatives, wood manufacturing byproducts and other forms of forest management provide pellet fuel manufacturers with low cost materials by retrieving biomass material from these programs. The majority of North America's forest is second-growth and requires periodic treatment in order to address forest health and fire mitigation. A tremendous amount of unusable material remains on the forest floor after such treatment; material rejected by high-end wood product manufacturers. In many areas of the Midwest, the Forest Service will provide this waste material at little or no cost beyond the expense of hauling it away.

The reusable material possibilities are limitless. Currently, U.S. companies dispose of millions of tons of wooden pallets every year, a resource perfect for commercial pellet manufacture. Biomass such as cornstalks, straw, wastepaper, even animal waste--biomass in general--converted to pellets, can save billions of tons from filling landfills and put them to work.

Pellet Mills. Throughout North America, pellet mills receive, sort, grind, dry, compress and bag wood and other biomass waste products into a conveniently handled pelletized fuel. Today, over 80 pellet mills across North America produce in excess of 1.1 Million tons of fuel per year.

Pellet Appliances. There are more than 23 fireplace manufacturers that produce pellet stoves and fireplace inserts. Due to the attractiveness of pellet heat to the consumer market, pellet appliance manufacturers are committed to supporting the category and investing in research to further the sophistication of the appliances.

Industry Standards. The pellet fuel industry has developed fuel standards that must be met by all pellet mills. These industry standards assure as much uniformity in the final product as is possible for naturally grown materials that become processed, but not refined, fuel. The pellet fuel industry, through the PFI, has determined that pellet mills have the responsibility to test and certify their product. The Institute recommends that manufacturers conduct both in-plant and independent laboratory tests of their product on a regular basis.

PFI-graded fuel must meet tests for

     o Density: consistent hardness and energy content (minimum 40 pounds/cubic foot)
     o Dimensions: length (11/2" maximum) and diameter (1/4" x 5/16") to assure predictable fuel amounts and to prevent jamming
     o Fines: limited amount of sawdust from pellet breakdown to avoid dust while loading and problems with pellet flow during operation (amount of fines passing through 1/8" screen no more than .5 percent by weight)

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     o    Chlorides:  limited  salt content (no more than 300 parts per million)
          to avoid stove and vent rusting
     o    Ash content: important factor in maintenance frequency

Grades of Pellets

Pellet mills produce two grades of fuel - Premium and Standard. The only difference between the two is ash content. Standard grade fuel is usually up to 3% ash content, while premium grade is less than 1 percent. This difference is a result of the pellet contents. Standard pellets are derived from materials that produce more residual ash, such as tree bark or agricultural residues. Premium pellets are usually produced from hardwood or softwood sawdust containing no tree bark. Premium pellets make up 95 percent of current pellet production and can be burned in all appliances. Standard pellets should only be burned in appliances designed to burn the higher ash content pellets.

The Market

From its initial research, management believes that the marketplace for wood pellets is increasing.

Pellets are most widely used in Sweden - mainly as an alternative to oil-fired central heating. In Austria, the leading market for pellet central heating furnaces (relative to its population), it is estimated that 2/3 of all new domestic heating furnaces are pellet burners. In Italy, a large market for automatically-fed pellet stoves has developed.

The European Union and other countries now legally mandate the use of biomass sources of energy for domestic and industrial use. For example, in some regions of Austria, 80% of new homes already use biomass for heating, and the UK building code for sustainable housing mandates 100% of new homes by 2012 to use renewable technologies. Wood pellet biomass is the most accepted and most feasible source of this energy and demand for wood pellets in Europe is forecast to increase up to 10 fold by 2020.

In the United States, the current administration has announced plans to double the use of renewable biomass energy starting 2009 and the Department of Energy is issuing over $200 Million in requests from Industry for small biomass projects, and another $80 Billion for larger federal institutional procurement.

Over the last six months, management believes international events have promoted the viability of biomass pellets - including the forced gas shortage between Russia, the Ukraine and Europe in January 2009 as well as the increased mandates for alternative fuel consumption in Europe by several of its countries.

BioMass Supplies - Converted to Wood Pellets

Biomass is solar energy stored in plant material such as wood through Photosynthesis. Although biomass comes in many forms, the best form of biomass to create energy is wood. Until recently, processing wood, such as sawing and planing, produced waste in the form of sawdust and shavings. In the past, these piles of wood waste were left to rot, releasing in the process carbon and methane gases into the atmosphere and often causing contamination of the ground water. In the 1970's, an idea was born in North America to utilize this waste product for the generation of energy. Machinery was developed to take sawdust and compress it into a pelletized form so that it could be conveniently and effectively transported so that it could be burned in a controlled manner to produce heat and electricity and the wood pellet was born.

Wood pellets are a type of wood fuel, generally made from compacted sawdust. They are usually produced as a byproduct of sawmilling and other wood transformation activities. The pellets are extremely dense and can be produced with a low humidity content (below 10%) that allows them to be burned with a

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very high combustion efficiency.  Further, their regular geometry and small size allow automatic feeding with very fine calibration. They can be fed to a burner by auger feeding or by pneumatic conveying.

Their high density also permits compact storage and rational transport over long distance. They can be conveniently blown from a tanker to a storage bunker or silo on a customer's premises. As the price of heating with fossil fuels increases, more capacity for pellet heating has been installed. A large number of models of pellet stoves, central heating furnaces and other heating appliances have been developed and marketed since about 1999. Management believes that with the apparent increase in the price of fossil fuels in 2005, the demand for bio-fuels will continue to increase all over Europe.

Pellets are produced by compressing the wood material which has first passed through a hammer mill to provide a uniform dough-like mass. This mass is fed to a press where it is squeezed through a die having holes of the size required (normally 6 mm diameter, sometimes 8 mm or larger). The high pressure of the press causes the temperature of the wood to increase greatly, and the lignin plastifies slightly forming a natural 'glue' that holds the pellet together as it cools.

Pellets conforming to the norms commonly used (DIN 51731 or O-Norm M-7135) have less than 10% water content, are uniform in density (density in excess of 1 ton / cubic meter, so they do not float if placed in water), have good structural strength, and low dust and ash content. Because the wood fibers are broken down by the hammer mill, there is virtually no difference in the finished pellets between different wood types. Pellets can be made from nearly any wood variety, provided the pellet press is equipped with good instrumentation, the differences in feed material can be compensated for in the press regulation.

The ability to produce and transport pellets cost-effectively provides a real alternative source of heat and electrical Energy for urban centers. With increased awareness of global warming, governments have begun to offer significant incentives such as Carbon Credit and tax incentives for Industry and Consumers to switch to renewable Energies. Management believes such incentives along with Pellets being a renewable source of energy, not subject to extreme price fluctuations, will help Pellets to be a trusted source of Energy in Europe, North America and other Industrialized Countries around the world.

Biomass Opportunity -Sources

To provide new materials for increases in demand for pellets, finding a significant source of forest residue in a stable country is important. A recent government study, concluded that the combination of the large portion of British Columbia's Pine Forests having been devastated by an infestation of the Mountain Pine Beetle, sawdust and shavings from sawmill operations, forestry logging slash, trees unusable for the production of construction lumber, residues from sustainable harvesting and improved forest practices can generate up to a total of approximately 28 Million Tons of biomass per year for the next 15 - 20 years. With only about 3 million tons per year currently being utilized to produce pellets, the potential is huge.

While the Pine Beetle infestation is devastating to the local economy, it represents the largest pool of renewable energy in the form of wood pellets in North America.

To exploit this and other supplies, of the Company plans to actively pursue the securing of biomass supplies initially within British Columbia and then beyond, using the relationships between Henry James and those Canadian First Nations peoples as a catalyst.

Environmental Concerns

Pellets, when burned in the correct combustion environment, are the cleanest burning forms of biomass, emitting virtually zero emissions due to the low moisture content and high burning temperature. A pellet for domestic use is strictly regulated for ash content (.5% or less) and particulate emissions are

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negligible.  The Company  intends to maintain  high  standards in  production of pellets such that they meet with the standards needed by consuming national standards.

Competition

The competitors of the Company include:

     -    Shaw Resources producing Eastern Embers Wood Pellet Product
     - Premium Pellet Ltd. (est. 1998) is based in Vanderhoof, British Columbia, Canada.
     -    Energex Pellet Fuel - Lac-Megantic, Quebec
     -    Pinnacle Pellet Inc - Quesnel, British Columbia

The above are just four of many companies who manufacture and sell wood pellets.

Although there are many competitors who are selling wood pellets, manufacturers will face continuing difficulty in finding a supply of wood product to convert to wood pellets. The steep decline in the North American housing market has resulted in a decrease in the supply of wood fiber. Cost of the pellets has begun to rise as less wood by-products are being created due to the slowing of the housing boom.

Management believes that the Company's Chairman's (Henry James) status as a Native American may provide the Company greater access to supply markets controlled by First Nations peoples in Canada due to a common heritage. If pellet plants are built on First Nations properties, jobs will be created for the First Nations peoples and the Company hopes, in turn, to receive the necessary supply of wood fiber for pellet production. Management is aware of over twenty-five different indigenous groups in five countries that would likely be interested in supplying wood fiber for these reasons.

Sales Strategy

Mr. Ira Steiner, a Director of the Company is multilingual, which helps in easy access to the European marketplace. The Company intends to send him to Europe to cultivate his European contacts and use his extensive experience in the forest industry to offer product to meet with European markets and represent the Company's interests in this market.

The Company intends to pursue obtaining orders for pellets and then secure biomass pellet supply in North America through manufacturing. It also intends to meet with pellet plant manufacturers to secure the plants for those pellet supply areas. The costs of these plants as well as overhead and operations of the Company will have to be arranged for by the Company through the capital markets. No sources of financing have been negotiated or arranged as of date hereof.

In addition, the Company's products will be available through the Company, via an outbound sales staff utilizing Web-based demos and Web-video in order to engage customers.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:    March 30, 2009

SEA 2 SKY CORPORATION



By: /s/ David Siebenga
Name: David Siebenga
Title:   Chief Executive Officer
















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